NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
NASHUA CORPORATION

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 28, 2007, UNLESS NASHUA CORPORATION EXTENDS THE TENDER OFFER.

As set forth in Section 3 of the Offer to Purchase, dated May 29, 2007, you should use this notice of guaranteed delivery (or a facsimile of it) to accept the tender offer (as defined herein) if:

(a) your share certificates are not immediately available or you cannot deliver certificates representing shares of common stock, par value $1.00 per share (“common stock”), of Nashua Corporation, a Massachusetts corporation (“NSHA”), prior to the “expiration date” (as defined in Section 1 of the Offer to Purchase); or

(b) the procedure for book-entry transfer cannot be completed before the expiration date; or

(c) time will not permit a properly completed and duly executed Letter of Transmittal and all other required documents to reach the depositary referred to below before the expiration date.

You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by hand, mail, overnight courier or facsimile transmission so that the depositary receives it before the expiration date. See Section 3 of the Offer to Purchase and Instruction 2 to the Letter of Transmittal.

The depositary for the tender offer is:

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

Telephone confirm: (877) 248-6417 or (718) 921-8317
Fax: (718) 234-5001

Delivery of this notice of guaranteed delivery to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute valid delivery.

Deliveries to NSHA, to the dealer manager of the tender offer or to the information agent of the tender offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Offer to Purchase) will not constitute valid delivery to the depositary.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Nashua Corporation, a Massachusetts corporation (“NSHA”), the number of shares indicated below, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, which together (and as each may be amended or supplemented from time to time) constitute the tender offer, and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock of NSHA.

Number of Shares Being Tendered Hereby: _ _ Shares

CHECK ONE AND ONLY ONE BOX.  IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

ODD LOTS
(See Instruction 5 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

On the date hereof, the undersigned either (check ONE box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER

(See Instruction 10 of the Letter of Transmittal)

A tendering shareholder may condition such shareholder’s tender of any shares upon NSHA purchasing a specified minimum number of the shares such shareholder tenders, as described in Section 6 of the Offer to Purchase. Unless NSHA purchases at least the minimum number of shares you indicate below pursuant to the terms of the tender offer, NSHA will not purchase any of the shares tendered below. It is the tendering shareholder’s responsibility to calculate that minimum number, and we urge each shareholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that NSHA must purchase from you if NSHA purchases any shares from you, your tender will be deemed unconditional.

☐	The minimum number of shares that NSHA must purchase from me if NSHA purchases any shares from me is: _ _ shares.

If, because of proration, NSHA will not purchase the minimum number of shares that you designate, NSHA may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares. To certify that you are tendering all of the shares you own, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

SHAREHOLDERS COMPLETE AND SIGN BELOW

Certificate No.(s) (if available):

Name(s) of Shareholders:	Area Code & Phone No.:	Address(es) of Shareholders:

Signature(s) of Shareholder(s):                                                           Date:

If shares will be tendered by book-entry transfer provide the following information:

Name of Tendering Institution:

Account No:

THE GUARANTEE SET FORTH ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE
(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity is a member in good standing in an acceptable medallion guarantee program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each of the foregoing constituting an “Eligible Guarantor Institution”) hereby guarantees (1) that the above-named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 and (3) the delivery of the shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal, or in the case of a book-entry transfer, agent’s message, and any other required documents, all within three Nasdaq trading days of the date hereof.

The Eligible Guarantor Institution that completes this form must communicate the guarantee to the depositary and must deliver the Letter of Transmittal (or agent’s message in the case of a book-entry transfer), and certificates representing shares (or a confirmation that the shares tendered hereby have been delivered under the procedure of book-entry set forth in the Offer to Purchase) to the depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Guarantor Institution.

Name of Firm:	Name of Firm:

Authorized Signature:	Authorized Signature:

Name:	Name:

Title:	Title:

Address:	Address:

Zip Code:	Zip Code:

Area Code and Telephone Number:	Area Code and Telephone Number:

Dated: 2007	Dated: 2007

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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